Exhibit 10.1

EXECUTION VERSION

COMMITMENT INCREASE SUPPLEMENT

June 30, 2025

Citibank, N.A., as Administrative Agent

for the Lenders referred to below

One Penns Way, Building Ops II

New Castle, Delaware 19720

Attention: Agency Operations

Ladies and Gentlemen:

The undersigned, GATX corporation, a New York corporation (“we” or the “Company”), refers to the Five Year Credit Agreement, dated as of May 21, 2024 (as the same may be amended, supplemented, modified, renewed or replaced from time to time, the “Credit Agreement”), among the Company, the Lenders and the Issuing Banks party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Person identified on Schedule 1 hereto (the “Increasing Lender”), the Administrative Agent, the Swing Line Bank, each Issuing Bank and the Company hereby agree as follows:

(a) As of the Effective Date (as defined below), the Increasing Lender hereby makes a Revolving Credit Commitment to the Company in the principal amount set forth in Schedule 1 hereto opposite its name (the “Increased Commitment”). From and after the Effective Date, the Increasing Lender will be a Lender under the Credit Agreement with respect to the Increased Commitment. The Termination Date with respect to the Increased Commitment shall be May 21, 2030.

(b) Notwithstanding anything to the contrary in Section 2.18(a) of the Credit Agreement, each party hereto waives any requirement for the delivery of a notice to the Administrative Agent or any requirement that the Commitment Increase be in the amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

(c) As required by Section 3.02 of the Credit Agreement, the Company hereby confirms that:

(i) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in subsection (d)(ii) thereof and in subsection (f) thereof) are correct on and as of the Effective Date, before and after giving effect to the Commitment Increase contemplated by this Commitment Increase Supplement, as though made on and as of the Effective Date, except to the extent such representation or warranty related to a specific earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date, and

(ii) no event has occurred and is continuing, or would result from the Commitment Increase contemplated by this Commitment Increase Supplement, that constitutes a Default.

(d) The Company hereby instructs the Administrative Agent to notify each of the Lenders of the effectiveness of the Commitment Increase implemented hereby by providing each such Lender with a copy of this Commitment Increase Supplement.

(e) The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Lenders or the performance or observance by the Company or the Lenders of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto. Upon the request of the Increasing Lender, the Company will issue a Note payable to the Increasing Lender in an amount which reflects the aggregate Revolving Credit Commitment of the Increasing Lender after giving effect to this Commitment Increase Supplement.

(f) The Increasing Lender (i) represents and warrants that it is legally authorized to enter into this Commitment Increase Supplement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsections 5.01(a)(i) and 5.01(a)(ii) thereof (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 4.01(d) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Supplement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) if the Increasing Lender is organized under the laws of a jurisdiction other than the United States of America or any state thereof, the Increasing Lender, concurrently with the Effective Date, (i) represents (for the benefit of the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative

Agent or the Company with respect to any payments to be made to the Increasing Lender in respect of the Advances, (ii) furnishes to the Administrative Agent either U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E or U.S. Internal Revenue Service Form W-8ECI or successor applicable form (wherein the Increasing Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agrees (for the benefit of the Administrative Agent and the Company) to provide the Administrative Agent a new Form W-8BEN or W-8BEN-E or Form W-8ECI or successor applicable form upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Increasing Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

(g) The effective date of this Commitment Increase Supplement shall be the Effective Date of Increased Commitment described in Schedule 1 hereto (subject to the conditions set forth in Sections 2.18 and 3.02 of the Credit Agreement, the “Effective Date”). Following the execution and delivery of, and the consent by the Company and the Administrative Agent to, this Commitment Increase Supplement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

(h) Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Increased Commitment (including payments of principal, interest, facility fees and other amounts) to the Increasing Lender for amounts which has accrued on and subsequent to the Effective Date.

(i) From and after the Effective Date, the Increasing Lender shall be a party to the Credit Agreement with respect to the Increased Commitment and any then-existing Revolving Credit Commitment made by it under the Credit Agreement and, to the extent provided in this Commitment Increase Supplement, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof.

(j) THIS COMMITMENT INCREASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Increase Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1

to Commitment Increase Supplement

Effective Date of the Increased Commitment: June 30, 2025

Name of Increasing Lender	Principal Amount of Increased Commitment	Total Amount of Commitment (Including Increased Commitment) of Increasing Lender
M&T BANK	$32,000,000.00	$32,000,000.00

CITIBANK, N.A., as Swing Line Bank

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Issuing Bank

By:	/s/ Hannah Gold
Name:	Hannah Gold
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as Issuing Bank

By:	/s/ Andrew C. Beckman
Name:	Andrew C. Beckman
Title:	Senior Vice President

M&T BANK, as Increasing Lender

By:	/s/ Mark Wolfram
Name:	Mark Wolfram
Title:	Senior Vice President

Schedule 1 - 1

Aggregate Revolving Credit Commitments

of all Lenders (including the Increased Commitment): $632,000,000.00

Accepted:

GATX CORPORATION		CITIBANK, N.A., as Administrative Agent

By:	/s/ Jennifer Van Aken	By:	/s/ Richard Rivera
Name:	Jennifer Van Aken	Name:	Richard Rivera
Title:	Senior Vice President, Treasurer and Chief Risk Officer	Title:	Vice President

Schedule 1 - 2